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                                                                      EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT


               SUBSIDIARY                                STATE OR OTHER
               ----------                           JURISDICTION OF OPERATION
                                                    -------------------------
        LAM RESEARCH GMBH                        GERMANY
        LAM RESEARCH CO., LTD.                   JAPAN (KANAGAWA)
        LAM RESEARCH CO., LTD.                   JAPAN (SAITAMA)
        LAM RESEARCH (SHANGHAI) CO., LTD         CHINA
        LAM RESEARCH LTD.                        UNITED KINGDOM
        LAM RESEARCH SARL                        FRANCE
        LAM RESEARCH SINGAPORE PTE LTD           SINGAPORE
        LRC INTERNATIONAL FSC CORPORATION        BARBADOS
        LAM RESEARCH KOREA LIMITED               KOREA
        LAM RESEARCH S.R.L.                      ITALY
        LAM RESEARCH (ISRAEL) LTD.               ISRAEL
        LAM RESEARCH CO., LTD.                   TAIWAN
        LAM RESEARCH BV                          NETHERLANDS
        MONKOWSKI-RHINE, INCORPORATED            CALIFORNIA
        LAM RESEARCH CO., LTD                    THAILAND
        ONTRAK SYSTEMS, INC.                     DELAWARE











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